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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 25, 1999 relating to the financial statements and financial statement schedule as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which appear in Allaire Corporation's Registration Statement on Form S-1, filed on September 15, 1999, as amended. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
January 28, 2000